UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2022

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
12200 W. Olympic Boulevard, Suite 200, Los Angeles, California,
90064
(Address of principal executive offices) (Zip Code)
(
310
)
481-8400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:

Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Kilroy Realty Corporation:
Emerging growth company  ☐
Kilroy Realty, L.P.:
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Kilroy Realty Corporation  ☐                                Kilroy Realty, L.P.  ☐

Item 1.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New President
Tyler Rose, President and Secretary of Kilroy Realty Corporation (the “Company”), is a party to an Employment Agreement (the “Employment Agreement”), dated January 28, 2016, with the Company and Kilroy Realty, L.P. (the “Operating Partnership”). The term of the Employment Agreement was scheduled to end on March 1, 2023 and Mr. Rose from time to time has raised the possibility that he could retire. On November 30, 2022, the Company and the Operating Partnership entered into a separation agreement (the “Separation Agreement”) with Mr. Rose pursuant to which Mr. Rose will continue to serve the Company and the Operating Partnership through, and his employment will end and he will cease to be an officer on, the scheduled expiration date of the Employment Agreement, March 1, 2023 (the “Separation Date”). The Separation Agreement provides that the Company will pay Mr. Rose a cash benefit of $1.2 million, the Company will reimburse Mr. Rose for his costs to continue healthcare coverage under COBRA through December 31, 2024, and Mr. Rose will be entitled to accelerated vesting of his Company long-term incentive equity awards in accordance with the terms and conditions of those awards. Further, Mr. Rose has agreed to provide an additional year of transition support to the Company and the Operating Partnership following the Separation Date. The Separation Agreement also includes a release of claims.
On December 5, 2022, the Board of Directors of the Company (the “Board”) appointed Justin Smart, currently President, Development and Construction Services, to serve as President of the Company, effective as of the Separation Date. Biographical information for Mr. Smart, age 63, is described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2022.
There are no arrangements or understandings between Mr. Smart and any other person pursuant to which Mr. Smart was appointed as President. In addition, no family relationship exists between Mr. Smart and any director or other executive officer of the Company or the Operating Partnership. Mr. Smart’s son, Cooper Smart, is employed by the Company in a non-executive
position and his overall compensation, including salary, bonus and other benefits, for 2022 is not expected to exceed $160,000. Other than the foregoing or as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2022, there are no transactions in which Mr. Smart has an interest that would require disclosure under Item 404(a) of Regulation
S-K.
On December 5, 2022 and in connection with Mr. Smart’s promotion, the Executive Compensation Committee of the Board (the “Compensation Committee”) approved an increase to Mr. Smart’s rate of base salary to $600,000 annually, effective on the Separation Date, and increased his target annual cash incentive level to $900,000, effective beginning in 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2022	KILROY REALTY CORPORATION

	By:	/s/ Merryl E. Werber
Merryl E. Werber
Senior Vice President, Chief Accounting Officer and Controller
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2022	KILROY REALTY, L.P.

	By:	Kilroy Realty Corporation, Its general partner

	By:	/s/ Merryl E. Werber
Merryl E. Werber
Senior Vice President, Chief Accounting Officer and Controller